Exhibit 10.39

SUBLEASE AGREEMENT

THIS AGREEMENT OF SUBLEASE (the “Sublease”) made as of this 18 day of December, 2019, by and between CONATUS PHARMACEUTICALS INC., a Delaware corporation (hereinafter referred to as Sublessor) and REAL ESTATE OF THE PACIFIC DBA PACIFIC SOTHEBY’S INTERNATIONAL REALTY a California Corporation (hereinafter referred to as Sublessee).

WITNESSETH:

WHEREAS, on February 28, 2014, Sublessor, as Tenant, entered into a lease (which lease, including the First Amendment to Lease Agreement dated May 29, 2015, is hereinafter referred to as the "Master Lease") with The Point Office Partners, LLC, as Landlord (hereinafter referred to as the "Master Lessor"), which lease, concerns approximately 9,954 rentable square feet located in Suite 200 (the "Initial Premises") and 3,271 rentable square feet located in Suite 250 (the “Expansion Premises”, together with the Initial Premises, 13,225 rentable square feet referred to as the “Subleased Premises”) within that certain building located at 16745 West Bernardo Drive, San Diego, California (the “Building”); and,

WHEREAS, Sublessee desires to sublease the Subleased Premises from Sublessor, and Sublessor desires to sublease the Subleased Premises to Sublessee.

NOW, THEREFORE, in consideration of the rents and covenants hereinafter set forth to be paid and performed by Sublessee, Sublessor does hereby demise, lease and let unto Sublessee, and the Sublessee does hereby lease and take from Sublessor upon the terms and conditions hereinafter set forth the following described Subleased Premises:

Approximately 9,954 rentable square feet of space located in Suite 200 and 3,271 rentable square feet located in Suite 250 in the Building as shown on the sketch attached hereto as Exhibit A and incorporated herein by reference.

1.RELATIONSHIP TO MASTER LEASE.  The Sublease and all its terms, covenants and provisions are and each of them is subject and subordinate to (i) the Master Lease (a copy of which is attached hereto as Exhibit B and made a part hereof by reference) under which Sublessor is in control of the Subleased Premises; (ii) the rights as contained in the Master Lease of the owner or owners of the Premises and/or the land and building of which the Subleased Premises are a part; (iii) all rights of Master Lessor as contained in the Master Lease; and (iv) to any and all mortgages or encumbrances now or hereafter affecting the Subleased Premises to which the Master Lease would be subordinated.  Sublessee expressly agrees that, if Sublessor's tenancy, control or right to possession shall terminate by expiration or any other cause not due to the fault of Sublessor, this Sublease shall thereupon immediately cease and terminate and Sublessee shall give immediate possession to Sublessor; provided however, that the liability of the Sublessee to the Sublessor or the

Exhibit 10.39

liability of the Sublessor to the Sublessee for termination caused by the applicable party's default under this Sublease shall not be discharged by reason of such termination.

2.PERFORMANCE OF MASTER LEASE TERMS.  With respect to the Subleased Premises, Sublessee shall receive all benefits which accrue to Sublessor under the Master Lease as it relates to the Subleased Premises, subject to the terms of this Sublease.  Sublessee hereby expressly, and without condition or reservation, agrees to assume the obligation for performance of all Sublessor's responsibilities under the Master Lease with respect to the Subleased Premises and, during the term hereof, to be subject to and bound by, and to faithfully and punctually perform and comply with all of the covenants, conditions, stipulations, restrictions and agreements contained therein except as expressly excluded herein.  Sublessee hereby agrees to indemnify and hold harmless Sublessor from and against any loss, claim, damage, expense or injury (including reasonable attorney's fees and court costs) which Sublessor may incur as a result of Sublessee's failure to perform such obligations on behalf of Sublessor. Sublessor covenants and agrees that if and so long as Sublessee pays the Base Rent required of Sublessee to be paid hereunder and Sublessee otherwise fully, faithfully and punctually observes the covenants and conditions hereof and the Master Lease, Sublessee shall quietly enjoy the Subleased Premises without interference from anyone claiming by or through Sublessor.  Notwithstanding any other provision of this Sublease, Sublessor, as sublandlord under this Sublease, shall have the benefit of all rights, waivers, remedies and limitations of liability enjoyed by Master Lessor, as the Landlord under the Master Lease, the terms of which are hereby incorporated herein by this reference, but (i) Sublessor shall have no obligation under this Sublease to perform the obligations of Master Lessor, as Landlord under the Master Lease, including without limitation any obligation to provide services or maintain insurance with respect to the Subleased Premises; (ii) Sublessor shall not be bound by any representations or warranties of the Master Lessor under the Master Lease; (iii) in any instance where the consent of Master Lessor is required under the terms of the Master Lease, the consent of Sublessor and Master Lessor shall be required, and (iv) Sublessor shall not be liable to Sublessee for any failure or delay in Master Lessor’s performance of its obligations as Landlord under the Master Lease.

3.  TERM.  The term of this Sublease shall commence upon mutual execution of the Sublease and five (5) days after obtaining approval of Master Lessor ("Commencement Date") and expiring on September 30, 2020 (the “Sublease Term”).  Notwithstanding the foregoing, Sublessee will commence subleasing the Expansion Premises on April 1, 2020 (“Expansion Premises Commencement Date”) and expiring on September 30, 2020.

4.  RENT.  Commencing on the Commencement Date, during the Sublease Term, Sublessee covenants to pay Sublessor Base Rent in monthly installments of $22,396.50 for the Initial Premises and commencing on the Expansion Premises Commencement Date, $3,271 for the Expansion Premises.

Sublessee shall pay Base Rent for the Initial Premises for the first month of the Sublease Term at the time of its execution of this Sublease.

Exhibit 10.39

In addition to Base Rent, Sublessee shall pay 100% of electricity used in the Subleased Premises, which shall be separately metered by SDG&E, any other utilities and services exclusively serving the Subleased Premises (if Sublessee does not contract directly with the utility provider, then Sublessee will pay Sublessor such amounts due within fifteen (15) days of being presented with a statement of electricity and utilities charges from Sublessor).  Sublessee shall pay Sublessor the Base Rent without offset or deduction, prior notice or demand, in advance on the first day of each calendar month of the term hereof.  If the Commencement Date is a day other than the first day of a month, Base Rent for the month in which the Commencement Date occurs shall be prorated.  Where permitted by applicable law, if any payment of Base Rent is not paid when due, Sublessee shall pay the Sublessor upon demand, as a late charge, an amount equal to five percent (5%) of each Base Rent installment, or any part thereof, which is overdue for more than ten (10) days.

5.USE.  Sublessee shall use the Subleased Premises only for the Permitted Use under the Master Lease and at all times in compliance with the Master Lease.

6.CONDITION OF PREMISES; SUBLESSEE’S UPFIT; SUBLESSEE (i) ACCEPTS THE SUBLEASED PREMISES IN THEIR "AS IS" CONDITION ON THE COMMENCEMENT DATE HEREOF, (ii) ACKNOWLEDGES THAT SUBLESSOR HAS MADE AND MAKES NO REPRESENTATIONS OR WARRANTIES CONCERNING THE CONDITION OF THE SUBLEASED PREMISES OR THEIR FITNESS FOR THE USE INTENDED BY SUBLESSEE, AND (iii) AGREES THAT TO THE MAXIMUM EXTENT PERMITTED BY LAW THE SUBLESSEE WAIVES ANY CLAIM IT HAS, MAY HAVE, OR OUGHT TO HAVE AGAINST THE SUBLESSOR, BASED ON OR ARISING OUT OF THE CONDITION OF THE SUBLEASED PREMISES.  Sublessee shall, at all times during the term hereof, keep and maintain the Subleased Premises in good condition and repair as required by the Master Lease.  Notwithstanding the foregoing, Sublessee shall have the right to make certain improvements to and installations in the Subleased Premises, all at Sublessee’s sole cost and expense, provided that Sublessee has obtained the approval of Sublessor and Master Lessor to (i) a reasonably detailed set of plans and specifications, (ii) the contractor who will prepare such work (as well as the construction contract and budget, and (iii) the source of funds from which Sublessee will pay for such upfit work, all such plans, specifications and work to be in compliance with applicable laws and performed in a good and workmanlike manner (the “Upfit Work”).   Sublessor or Master Lessor may require lien waiver(s) from all contractors in connection with progress payment and completion of the Upfit work.

7.INSURANCE AND INDEMNIFICATIONS.  At all times during the term of this Sublease, Sublessee shall, at Sublessee's expense, keep in effect (i) a policy of comprehensive general liability insurance with a company and in amounts as required under the Master Lease, which policy shall name Sublessor and Master Lessor as additional insureds; (ii) a policy of workers' compensation insurance in at least the statutory amounts; and (iii) insurance covering loss to Sublessee's personal property by fire or other casualty in accordance with the provisions of the Master Lease.  Sublessee shall indemnify, defend and hold harmless the Sublessor from and against any loss, claim, damage, expense or injury to persons or property caused by or arising out of (i) use and occupancy by Sublessee, its agents, employees, contractors, licensees, or invitees, of the Subleased Premises; (ii) Sublessee's default in the performance of its obligations hereunder or under

Exhibit 10.39

the terms of the Master Lease; or (iii) any negligent or intentional act or omission by Sublessee, its agents, employees, contractors, licensees or invitees.

8.SURRENDER.  At the expiration or earlier termination of this Sublease, Sublessee shall surrender the Subleased Premises to Sublessor in broom clean condition in the same condition as on the Commencement Date hereof, ordinary wear and tear excepted. Sublessee warrants and covenants that it will pay the full cost of any repairs or maintenance necessary to restore the Subleased Premises to the same condition as on the Commencement Date hereof, ordinary wear and tear excepted, and subject to Master Lessor’s requirements that Sublessee remove any of its Upfit work and restore the Subleased Premises.

9.ASSIGNMENT AND SUBLETTING.  Sublessee will have sublease and assignment rights per the Master Lease, provided that in addition to obtaining necessary approvals from Master Lessor, Sublessor’s approvals will also be required.

10.DEFAULT.  If Sublessee shall default (i) in the payment of Base Rent as required hereunder, when and as due, or (ii) if Sublessee shall default in the performance of any of the other terms, covenants and conditions of this Sublease which remain uncured for fifteen (15) days after written notice, or (iii) if any act or omission of Sublessee would be a default under the Master Lease were Sublessee the tenant thereunder, then Sublessor may (aa) avail itself of any remedy available to the Master Lessor under the Master Lease; (bb) avail itself of any statutory remedy provided by the laws of the state in which the Subleased Premises are situated; (cc) re‑enter, retake and repossess the Premises with or without notice or summary process; and/or (dd) terminate this Sublease.

11.ACCESS.  Sublessor shall be permitted access to the Subleased Premises at all reasonable times upon reasonable advance notice, or at any time in case of emergency, or to inspect the Subleased Premises or access Sublessor’s phone or internet hardware located in the Subleased Premises.  Sublessor shall attempt to conduct all of its activities permitted under this paragraph in a manner which will not unreasonably inconvenience, annoy or disturb the Sublessee in its use and occupancy of the Subleased Premises.

12.NOTICE.  Any notice required or permitted to be sent pursuant to this Sublease shall be sent by facsimile or certified mail, return receipt requested, postage prepaid to the parties at the following addresses or facsimile numbers and to such other addresses or facsimile numbers as they shall from time to time indicate:

Sublessee:	Sublessor:

Exhibit 10.39

Prior to the Commencement Date:

_______________________

Attention:Brian Arrington

Phone:858-705-6041

Email:barrington@pacificsir.com

After the Commencement Date:

At the Sublease Premises

Attention:Brian Arrington

Phone:858-705-6041

Fax:

Email:barrington@pacificsir.com

16745 West Bernardo Drive, Suite 200 San Diego, CA 92127 Attention: Chief Financial Officer Phone: 858-376-2600 Email:

13.SUBLESSOR RELEASED FROM LIABILITY IN CERTAIN EVENTS.   Sublessor shall not be responsible to Sublessee, at any time or in any event, for deterioration or change in the condition of the Subleased Premises not caused by Sublessor's gross negligence or willful misconduct.  Sublessor shall also not be responsible for any damage to Sublessee's property contained therein, including injury to persons whether caused by riot or civil commotion, fire or earthquake damage, or overflow or leakage upon or into the Subleased Premises, of water, steam, gas or electricity, or by any breakage in pipes or plumbing, or breakage, leakage or obstruction of sewer pipes or other damage occasioned by water being upon or coming through the roof, skylight, trapdoors, walls, basement or otherwise, nor for failure of the heating (steam) plant, nor for loss of property by theft or otherwise, nor for any damage arising from any act or neglect of any co‑tenant or other occupant of the Subleased Premises, or for that of any owner or occupants of adjoining or contiguous property unless said damage, loss or injury results from the gross negligence or willful misconduct of Sublessor or its agents, employees or contractors.

14.CONSENT OF MASTER LESSOR.  This Sublease is

Subject to and conditioned upon the consent of the Master Lessor.

15.ENTIRE AGREEMENT.  This Sublease (including the provisions of the Master Lease incorporated herein by reference) contains the entire agreement between the parties and any agreement hereafter made shall be ineffective to change, modify or discharge it in whole or in part unless such agreement is in writing and signed by the parties hereto.

16.SUBLESSEE'S REPRESENTATIONS AND WARRANTIES.  Sublessee represents and warrants that (i) Sublessee is a California Corp [entity] existing and in good standing under the laws of the State of California and Sublessee is duly authorized to enter into this Sublease; (ii) the officer executing this Sublease on behalf of Sublessee is duly authorized to do so and to bind the Sublessee hereto; and (iii) Sublessee shall provide Sublessor, upon request, with financial information on Sublessee reasonably satisfactory to Sublessor, including, without limitation, an Income Statement, a Balance Sheet, a Statement of Cash Flows, and Notes to Financial Statements.

17.MISCELLANEOUS.

a.If any term, covenant or condition of this Sublease or the application thereof to any circumstances or to any person, corporation or other entity shall be invalid or unenforceable to any extent, the remaining terms, covenants and conditions of this Sublease shall not be affected thereby and shall be valid and enforceable to the fullest extent permitted by law.

b.The paragraph headings contained in this Sublease have been included for convenience only and shall not be used in the construction or interpretation of this Sublease.

Exhibit 10.39

c.This Sublease shall be governed by and construed in accordance with the laws of the State of California.

18.ATTORNEYS' FEES.  In the event that any action or proceeding shall be brought by any party hereto against the other with respect to any matter arising under this Sublease, the prevailing party shall be entitled to recover from the other costs of suit and reasonable attorney's fees actually incurred.

19.SUCCESSORS AND ASSIGNS.  This Sublease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

20.  HOLDOVER & OPTION TO EXTEND. Sublessee shall not be permitted to holdover after the expiration or earlier termination of the Master Lease, and Sublessee shall indemnify Sublessor from and against any loss, cost or damage resulting therefrom.

21.BROKERAGE.  Sublessee represents and warrants that it has dealt with no real estate broker or agent other than Pacific Sotheby’s International Realty, and Sublessor warrants that it has dealt with no real estate broker or agent other than RE:Align, Inc. with respect to this transaction.  Each party shall indemnify and hold harmless the other from and against all claims of any other broker or agent claiming to have represented Sublessee or Sublessor as the case may be in this matter.

22.SECURITY DEPOSIT.  Sublessee has concurrently with the execution of this Sublease deposited with Sublessor the sum of $25,667.50 (hereinafter sometimes referred to as the "Security Deposit") as security for the full performance of every provision of this Sublease by Sublessor.  If Sublessee shall fully perform each provision of this Sublease, any portion of the Security Deposit which has not been used by Sublessor to apply to any costs, charges or payments owing by Sublessee to Sublessor hereunder shall be returned to Sublessee without interest within thirty (30) days after the expiration of the Sublease Term.  Sublessor may deliver the funds deposited hereunder by Sublessee to the purchaser or transferee of Sublessor's interest in the Premises in the event that such interest be sold or transferred, and, in the event the purchaser or transferee assumes the obligations of Sublessor, thereupon Sublessor shall be discharged from any further liability with respect to such Security Deposit.

23.

PARKING; SIGNAGE.  Sublessee shall be entitled to utilize its pro rata share of parking spaces with the same parking rights with respect to the Subleased Premises as Sublessor is entitled to under the terms of the Master Lease and no more. Subject to Master Lessor’s approval, Sublessee will be entitled to install signage at the entrance to the Subleased Premises.

24.FURNITURE AND PERSONAL PROPERTY. Sublessor grants to Sublessee at no cost and for the Term of this Sublease a license to use the furniture, fixtures and data cabling existing in the Subleased Premises as of the Commencement Date and owned by Sublessor, (the “FFE”), including, without limitation, such FFE as is more particularly described in Exhibit C, attached hereto and made a part hereof.  Sublessee understands and agrees that the FFE may or may not be 100% accurately described in Exhibit C and Sublessor agrees to make its best efforts to ensure that

Exhibit 10.39

the FFE described in Exhibit C reflects as accurately as possible the FFE existing on the Sublease Delivery Date, with no major items missing.  Sublessee accepts the FFE in its “AS IS” condition, with no representation or warranty of any kind, express or implied, from Sublessor with respect to the same.    At the expiration or earlier termination of the Sublease Term, Sublessee will purchase and own the FFE for $1.00.

[The following page is the signature page.]

Exhibit 10.39

IN WITNESS WHEREOF, Sublessor and Sublessee have duly executed this Agreement of Sublease effective as of the day and year first‑above written.

SUBLESSOR:SUBLESSEE:

CONATUS PHARMACEUTICALS INC.	REAL ESTATE OF THE PACIFIC DBA PACIFIC SOTHEBY’S INTERNATIONAL REALTY

By:_/s/ Keith W. Marshall, Ph.D.	by: Real Estate of the Pacific Inc., a California corporation

By: /s/ Brian Arrington

Name: Keith W. Marshall, Ph.D.Name: Brian Arrington

Title: EVP, COO & CFOTitle: President

Date: December 19, 2019Date: December 18, 2019

By:  Pickford Realty, Inc, a California corporation

By: /s/ Brian Arrington

Name: Stephen C. Games

Title: President

Date: December 19, 2019

By: /s/ Nyda Jones Church

Name: Nyda Jones Church

Title: Vice President

Date: December 19, 2019

Exhibit 10.39

Exhibit 10.39

EXHIBIT A

Subleased Premises

= Initial Premises

= Expansion Premises

Exhibit 10.39

EXHIBIT B

Master Lease

Exhibit 10.39

EXHIBIT C

FFE

***